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            Exhibit 23.2 - Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000, included in Fulton Financial Corporation's Form 10-K for the year ended December 31, 1999.


/s/ Arthur Andersen LLP

Lancaster, Pa.,
August 28, 2000